EXHIBIT 10.48

CRESTAR FINANCIAL CORPORATION

BOARD OF DIRECTORS MEETING

September 26, 1997

RESOLUTIONS AMENDING THE DIRECTORS’ EQUITY PROGRAM.

RESOLVED, that the Board of Directors of Crestar Financial Corporation hereby amends Subsection 2(k) of the Directors’ Equity Program to read as follows:

Director means a duly elected or appointed member of he Board who is not an employee of he Company or an affiliate or subsidiary of the Company, excluding any member of the Board who is required to transfer, assign or pay his or her benefits under the Plan to a the member’s employer or firm.

FURTHER RESOLVED, that the Board of Directors of Crestar Financial Corporation hereby ratifies and affirms all awards that have been made under the Directors’ Equity Program.

FINALLY RESOLVED, that the appropriate officers of the Corporation are hereby are hereby authorized and directed to take such actions and to execute such documents as they may deem necessary or appropriate to implement the foregoing resolutions, all without the necessity of further action by this Board.